Exhibit 99.3

CONSULTING AND SEPARATION AGREEMENT AND GENERAL RELEASE

This Consulting and Separation Agreement and General Release (the “Agreement”) is made by and between Deborah A. Wensel (the “Executive”) and Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), to document certain post-employment consulting services and to fully settle and resolve any and all issues and disputes arising out of the Executive’s employment with and separation from the Company.

WHEREAS, the Executive has been employed with the Company in the position of Senior Vice President, Chief Financial Officer, Treasurer and Secretary pursuant to the Employment Agreement dated as of July 2, 2007 (the “Employment Agreement”) between the Company and the Executive;

WHEREAS, the Company and the Executive have agreed to terminate their employment relationship effective as of September 7, 2010 (the “Separation Date”) and for the Executive to provide consulting services to the Company until December 31, 2010 (the period between the Separation Date and December 31, 2010 shall be referred to as the “Consulting Period”);

WHEREAS, the Company has determined to pay and provide to the Executive the payments and benefits described below in connection with her consulting services and separation from service.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged by each party, the Executive and the Company agree as follows:

1.	Termination of Employment. The Executive’s employment with the Company terminated on the Separation Date. Such termination of employment from the Company includes a termination from all employment and director positions with the Company and each of its Affiliates and a termination of the Executive’s position as treasurer of DCA. The Executive acknowledges that she has received, or will receive pursuant to the terms of this Agreement, any and all payment for wages, accrued unused vacation, if any, other fringe benefits, if any, equity compensation, if any, and reimbursable and properly documented and submitted business expenses, if any, to which the Executive is entitled through the Separation Date. Following the Separation Date, the Executive shall not be entitled to further participation in any of the Company’s benefit plans, except as expressly provided in this Agreement.

2.	Acknowledgements.

a.	The Executive acknowledges and agrees that: (i) with the payments set forth in Section 1 and Section 3, as well as payment of any vested benefits in her account under the Company’s 401(k) plan in accordance with the provisions of that plan, the Executive will have received all compensation and benefits (including equity and other incentive compensation and leave time) due to the Executive in connection with her employment, and she is not entitled to any additional compensation or benefits except as specifically provided below.

b.	Representation of Executive. Executive represents and warrants that she has disclosed to the independent members of the Company’s Board of Directors all of the Executive’s acts or omissions that could give rise to a termination of employment for Cause, if any, as defined in the Employment Agreement. Executive acknowledges and agrees that this representation is a material term of this Agreement and any material breach of this representation shall relieve the Company of the obligation to provide the payments and other consideration described in Section 3 and Appendix A of this Agreement the (“Consulting and Separation Payments and Benefits”), and obligate the Executive to immediately return to the Company the gross amount of any such Consulting and Separation Payments and Benefits that may have been provided to her.

c.	Release of Executive. Except as provided in this Agreement, the Company hereby releases Executive from, and agrees not to bring any action, suit or proceedings against Executive, with respect to any acts or omissions disclosed by Executive to, or known by, independent members of the Company’s Board of Directors prior to the Separation Date.

3.	Consideration. In consideration for the Executive’s consulting services, releases, promises, and representations in this Agreement and following the expiration of the Revocation Period (as defined in Section 3 of Appendix B) without the Executive having revoked the ADEA Release (as defined in Section 3 of Appendix B), and provided the Executive complies with her obligations under this Agreement, the Company will provide the Executive with the Consulting and Separation Payments and Benefits, which the Executive acknowledges is more than the Executive would be entitled to receive if she chose not to sign this Agreement.

4.	General Release and Agreement Not to Sue. In exchange for the Consulting and Separation Payments and Benefits, the Executive agrees to execute and comply with the General Release and Agreement Not to Sue set forth in Appendix B (the “Release”) both at the Separation Date and the termination or expiration of the Consulting Period.

5.	Consulting, Cooperation and Assistance.

a.	Consulting Services. During the Consulting Period, the Executive will provide consulting services, which shall include assistance with accounting issues, certification issues, and responses to auditors and such other services as requested by the Chief Executive Officer of the Company or President of the Company.

b.

Cooperation and Assistance. For 12 months following the Separation Date, the Executive will voluntarily cooperate with the Company in connection with any matters or issues related to her employment as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, including, but not limited to the items listed in Section 5.a. Further, and not limited in duration, the Executive will voluntarily provide thorough and accurate information and testimony to or on behalf of the Company or any of its subsidiaries or any other entity related to the Company (each, a “GLDD Entity”) as relates to matters in which she was involved, regarding (a) any investigation, litigation, or claims initiated by or brought or threatened against the Company or any GLDD Entity, including any government agency investigation, or (b) any dispute between the Company or any GLDD Entity and any current employee, former employee, agent, consultant, vendor, supplier, or customer of the Company or any GLDD Entity arising from or related to any act or omission that actually or allegedly occurred during the Executive’s employment by the Company. Except as may be required by law, the Executive will not disclose or discuss with anyone who is not directing or assisting the Company or any GLDD Entity in any investigation, litigation, claim, or dispute covered by the previous sentence, other than the Executive’s attorney, the fact of or the subject matter of the investigation, litigation, claim, or dispute. The Executive will cooperate fully with the Company and the GLDD Entities as relates to matters in which she was involved, in promptly supplying thorough and accurate information and testimony during the handling or resolution of any such investigation, litigation, claim, or dispute. If the Executive receives a subpoena, becomes subject to any legal obligation that may require her to take any action otherwise prohibited by this Section 5, or receives any request, whether informal or formal, to provide information she shall, as soon as possible but in any case within five days, provide notice of that fact to the Company in accordance with Section 17, enclosing any documents describing the request or legal requirement.

c.	Other Employment. Nothing in this Section 5 prevents Executive from accepting and beginning full time employment with another employer during the Consulting Period.

6.	Confidential Information and Return of Company Property.

a.	The Executive acknowledges and agrees that the Confidential Information (as defined below) of the Company and any GLDD Entity that she obtained during the course of her employment by the Company and during the Consulting Period is the property of the Company or such other GLDD Entity. The Executive will never, directly or indirectly, disclose, publish or use any Confidential Information of which the Executive has become aware, whether or not such information was developed by her. All duties and obligations set forth in this Agreement regarding Confidential Information shall be in addition to those which exist under the Illinois Trade Secrets Act and at common law.

b.	As used in this Agreement, “Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Company or any other GLDD Entity, in connection with its businesses, including but not limited to:

i.	products or services, unannounced products or services, product or service development information (or other proprietary product or service information);

ii.	fees, costs, bids and pricing structures and quotations or proposals given to agents, customers, sureties, suppliers, or prospective customers, agents, sureties or suppliers, or received from any such person or entity;

iii.	accounting or financial records;

iv.	strategic business plans;

v.	information system applications or strategies;

vi.	customer and vendor lists and employee lists and directories;

vii.	marketing plans, bidding strategies and processes, and negotiation strategies, whether past, current, or future;

viii.	accounting and business methods;

ix.	legal advice and/or attorney work product;

x.	trade secrets and other proprietary information;

xi.	information, analysis or strategies regarding acquisitions, mergers, other business combinations, divestitures, recapitalizations, or new ventures; and

xii.	nonpublic information that was acquired by the Executive concerning the requirements and specifications of the Company’s or any other GLDD Entity’s agents, vendors, contractors, customers, or potential customers.

c.	Notwithstanding Section 6.b, Confidential Information does not include any information that: (i) is publicly disclosed by law or pursuant to, and to the extent required by, an order of a court of competent jurisdiction or governmental agency; (ii) becomes publicly available through no fault of the Executive; or (iii) has been published in a form generally available to the public before the Executive proposes to disclose, publish, or use such information.

d.	The Executive agrees that on the Separation Date she will return to the Company all Confidential Information and all property of the Company or any GLDD Entity that is in the Executive’s possession, custody or control, including but not limited to all originals, copies, or embodiments of any:

i.	keys and access cards;

ii.	computer hardware (including but not limited to all personal computers, laptop computers, iPhones, Blackberries, other personal data assistants, back-up drives and the contents thereof, as well as any passwords or codes needed to operate such equipment;

iii.	computer software and programs, data, diskettes, CDs, DVDs, thumb-drives or other removable data storage devices, and other embodiments of electronic data (including, without limitation, any materials in any online or other third party storage media, as well as any passwords or codes needed to access such software, programs, data, and storage media);

iv.	materials, papers, books, files, memoranda, correspondence, e-mails, notes, documents, records, photographs, manuals, notebooks, program listings, flow charts, policies, customer information, customer lists, vendor information and lists, pricing information, marketing information, specifications, plans, data base information and/or lists, and mailing lists, that the Executive has or had relating to the Company, any GLDD Entity, or any of their respective customers, contractors, vendors, agents, employees, plans, designs, contracts, agreements, strategies, inventions, systems, policies, and/or practices (whether those materials are on paper or in an electronic format).

The Executive agrees not to keep any originals, copies, or embodiments of any such property or information in any form, and not to disclose their contents to any other person. So long as the Executive does not violate any other part of this Agreement, nothing in this Section 6 precludes the Executive from retaining or using information or documents related to any benefits to which she may be entitled as a former employee of the Company.

During the Consulting Period, Executive may use a company laptop computer and company cell phone for Company consulting services which shall be returned at the termination or expiration of the Consulting Period.

7.	Restrictive Covenants.

a.	During the 18-month period following the execution of this agreement (the “Restricted Period”), the Executive agrees that, without the prior written consent of the Company, she will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in material competition with the business of the Company and/or its affiliates. For purposes of this Section 7, a business will be deemed to be in competition with the Company if it is principally involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by the Company and/or its affiliates as a material part of the business of the Company and/or its affiliates within the same geographic areas in which the Company and/or its affiliates principally effect such purchases, sales or dealings or render such services. Nothing in this Section 7 will be construed so as to preclude the Executive from (i) investing in any publicly held company provided Executive’s beneficial ownership of any class of such company’s securities does not exceed 3% of the outstanding securities of such class.

b.	During the Restricted Period, the Executive shall not affirmatively:

i.	induce or solicit, or attempt to induce or solicit, any employee of the Company to leave his or her employ, or in any way interfere with the relationship between the Company and any of its respective employees; or

ii.	induce or attempt to induce any customer (including any subsidiary or affiliate of any customer), or any agent, supplier, licensee, licensor, franchisee or other business relation of the Company, to cease doing business with the Company, or in any way interfere with the relationship between the Company and any customer (including any subsidiary or affiliate of any customer), or any agent, supplier, licensee, licensor, franchisee or other business relation.

c.	The Executive confirms that she has fully complied with this Section 7 through the date on which she signed this Agreement.

8.	Enforcement. The Executive agrees that given the nature of the Company’s business, the scope and duration of the restrictions in Sections 6 and 7 of this Agreement are reasonable and necessary to protect the legitimate business interests of the Company and do not and will not unduly interfere with the Executive’s career or economic pursuits. The Executive recognizes and agrees that any breach or threatened or anticipated breach of any part of Section 6 or 7 of this Agreement will result in irreparable harm and continuing damage to the Company, and that the remedy at law for any such breach or threatened or anticipated breach will be inadequate. Accordingly, if Executive breaches any part of Section 6 or 7 of this Agreement at any time during the Restricted Period, the Executive will immediately and automatically, without any further notice or action by the Company whatsoever,

a.	forever forfeit any and all rights to any and all unpaid Consulting and Separation Payments and Benefits; and

b.	immediately repay to the Company any Consulting and Separation Payments and Benefits she received.

In addition to any other legal or equitable remedies that may be available to the Company, the Executive agrees that the Company shall be entitled to seek and obtain an injunction or injunctions, without bond or other security, to prevent any breach or threatened or anticipated breach of any such section.

If any provision, section, subsection or other provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Agreement enforceable. This Agreement as thus amended shall be enforced as to give effect to the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

9.	Restrictions on Sale of Company Stock. Executive agrees to suspend any current Company stock sale plan established pursuant to Rule 10b5-1 and to be bound by Company’s Insider Trading Policy, including blackout periods, through the expiration or termination of the Consulting Period. For the avoidance of doubt, Executive shall be permitted to exercise vested stock options through a withholding of Company shares pursuant to Section 7(c) of the Executive’s Non-Qualified Stock Option Agreement (or any equivalent stock option agreement provision) at any time during a blackout period, provided such exercise does not include the sale of Company shares.

10.	No Admission. This Agreement is not an admission by any of the either party to this Agreement that any action that either or any of them has taken or has failed to take with respect to the other party was wrongful, unlawful, in violation of any local, state, or federal constitution, law, statute or regulation, or capable of inflicting any damages or injury on such other party, and Executive and the Company specifically deny any such wrongdoing or violation.

11.	Mutual Non-Disparagement. The Executive agrees, on behalf of herself and her agents, representatives, attorneys, assigns, heirs, executors and administrators, not to make any oral or written statement to anyone that disparages any of the Released Parties (as defined in Appendix B). The Company agrees that its officers and directors will not make any oral or written statement to anyone that disparages the Executive or her job performance.

12.	Reference. The Company agrees that Douglas B. Mackie, Jonathan W. Berger, and Bruce J. Biemeck will provide verbal and/or written references for future employment when requested by the Executive, which references shall be in the form agreed upon by the Executive, the individual providing the reference, and the Company.

13.	Agreement Inadmissible as Evidence. This Agreement, its execution, and its implementation may not be used as evidence, and shall not be admissible, in any proceeding except one brought by the Executive or the Company claiming a violation of this Agreement.

14.	Entire Agreement. This Agreement (including the Appendices) contains the entire agreement and understanding between the Executive and the Company concerning any of the matters described herein, and supersedes any and all prior agreements (including any employment agreement), discussions, negotiations, understandings, and proposals of the parties. The terms of this Agreement cannot be changed except in a later document signed by the Executive and an authorized officer of the Company.

15.	Governing Law; Venue. This Agreement shall be governed by the laws of the State of Illinois, without giving effect to any principles regarding conflicts of laws. The parties will bring and pursue any legal or equitable proceeding relating to or arising under this Agreement only in the courts of Cook County, Illinois or the United States District Court for the Northern District of Illinois. Each party consents to and agrees never to challenge the personal jurisdiction or venue of those courts, and agrees that they are a fair and convenient place to conduct any such proceeding.

16.	No Presumption. This Agreement shall be interpreted and construed as if all of its provisions were drafted jointly by the parties, and no party is entitled to the benefit of any rule of construction with respect to the interpretation of any term, condition, or provision in favor or against any drafter of this Agreement. This Agreement shall be interpreted and construed in accordance with the plain meaning of its terms and not strictly for or against either party.

17.	Headings. The headings in this Agreement are for the convenience of the parties and shall not affect its meaning or interpretation.

18.	Notice and Other Communications. All notices given under this Agreement shall be in writing and shall be delivered, either by hand, by facsimile, by email or by a nationally known, reputable overnight delivery service addressed as follows:

If to the Executive, to the last address on file in the records of the Company, and with a copy to:

Craig T. Boggs
Perkins Coie
131 S. Dearborn Street, Suite 1700 Chicago, IL 60603 fax: (312) 324-9628
email: cboggs@perkinscoie.com
telephone: (312) 324-8628

To Company:

Great Lakes Dredge & Dock Corporation
2122 York Road Oak Brook, IL 60523
Attn: Chief Executive Officer

with a copy to:

Great Lakes Dredge & Dock Corporation
2122 York Road Oak Brook, IL 60523
Attn: General Counsel

or to such other address as either party will have furnished to the other in writing in accordance herewith. Notice shall be considered effective when actually received by the addressee. After the Separation Date, the Executive shall not, without the prior written permission of the Company’s President or Chief Executive Officer (a) enter any office or facility of the Company or any of its subsidiaries, or (b) contact any employee of the

Company with respect to anything relating to the Executive’s employment by, or separation from service with, the Company other than the Company’s President or Chief Executive Officer.

19.	Taxes. The Company may withhold from any amount payable under this Agreement such federal, state or local taxes as must be withheld pursuant to any applicable law or regulation.

20.	No Waiver. Either party’s failure to insist upon strict compliance with any part of this Agreement, or its failure to assert any right it may have hereunder, will not be considered a waiver of that or any other part of or right under this Agreement unless the waiver is in writing and signed by the party that is waiving its rights.

21.	Binding. The terms of this Agreement shall be binding upon and inure to the benefit of the heirs, estates, predecessors, affiliates, assigns, attorneys, officers, directors, employees, agents and representatives of the parties.

22.	Knowing and Voluntary Waiver. The Executive acknowledges and agrees that:

a.	she has carefully read all parts of this Agreement and fully understands their meaning;

b.	she had the opportunity to take up to 21 days after receiving this Agreement and after the Consulting Period to decide whether to sign it;

c.	the Company hereby has advised her in writing that she should consult with an attorney of her choosing before signing it;

d.	she is signing this Agreement knowingly, voluntarily, and without any coercion or duress; and

e.	the only consideration the Executive is receiving for signing this Agreement is described in the Agreement itself, and no other promises or representations of any kind have been made to cause her to sign it.

23.	Remedies. Upon the violation or breach by the Executive of any of the terms of this Agreement and her failure to cure such breach within 10 days of written notice from the Company, and in addition to any other remedies available to the Company (including those remedies set forth in Sections 2(b) and 8), the Company shall be entitled to suspend indefinitely all payments due or payable hereunder to the Executive subsequent to the date of such violation or breach. The parties agree that damages incurred as a result of a violation or breach of this Agreement by the Executive shall be difficult to ascertain. It is, therefore, further agreed that, in addition to any other remedies, the Company will be entitled to equitable relief (without posting any bond) in the case of a breach of this Agreement by the Executive.

24.	Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed an original, but all such counterparts together shall constitute but one agreement. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Follows]

SIGNATURE PAGE TO CONSULTING AND SEPARATION AGREEMENT

AND GENERAL RELEASE

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel	By:	/s/ Douglas B Mackie
Deborah A. Wensel		Douglas B. Mackie

	Its:	President and Chief Executive Officer

Date: September 7, 2010	Date:	September 7, 2010

APPENDIX A

CONSULTING AND SEPARATION PAYMENTS AND BENEFITS

In consideration for the Executive’s consulting services and releases, promises, and representations in this Agreement and following the expiration of the Revocation Period (as defined in Section 3 of Appendix B) without the Executive having revoked the ADEA Release and provided that the Executive complies with her obligations under this Agreement, the Company will provide the Executive with the following Consulting and Separation Payments and Benefits, which the Executive acknowledges is more than the Executive would be entitled to receive if she chose not to sign this Agreement (all payments and benefits will be net of any deductions and withholdings required by applicable laws or regulations):

CONSULTING AND SEPARATION PAYMENTS

An aggregate amount of $525,000 in resolution of all amounts owed to the Executive. This amount will be paid in equal installments on each regularly scheduled payroll pay date during the 12-month period that begins on the Separation Date; provided that the Executive delivers the signed Release to the Company and the Revocation Period (as defined in Section 3 of Appendix B) has expired without the Executive having revoked the ADEA Release (the date on which the Revocation Period expires is referred to as the “Release Effective Date”); and provided, further, that the first such payment shall not be made until the first regularly scheduled payroll pay date after the Release Effective Date and shall include any amounts that would have been payable under this paragraph prior to such date if the Release had been delivered on the Separation Date.

EMPLOYEE BENEFITS

Except as specifically provided below, (i) the Executive will not earn or be entitled to any benefits (e.g., vacation, holidays, health, life, disability, etc.) after the Separation Date, and (ii) the Executive’s eligibility to participate in any Company bonus, equity award or other incentive plan ceased on the Separation Date.

Group Health Insurance and Life Insurance

The Executive will be eligible for continued life insurance (or an equivalent thereof), which coverage shall be paid by the Company, until the earlier of 12 months from the Separation Date and the date Executive accepts other employment (the “Coverage Period”). The Company will pay such life insurance premiums as they become due.

As of her Separation Date, the Executive and her qualified dependents, if any, will be eligible to continue medical and dental plan coverage through COBRA for 18 months (29 months if she or any of her qualified dependents should become disabled within the first 60 days of COBRA coverage). Such continued group medical and dental plan coverage is contingent on Executive (i) electing and remaining eligible for continued coverage under COBRA and (ii) timely submitting her COBRA premium payments for each month. During the Coverage Period, Executive’s share of the monthly COBRA premium will be equal to the amount of her monthly contribution to her group medical and dental coverage immediately before the Separation Date and the Company will pay the remaining portion of Executive’s COBRA premium. After the Coverage Period, the Executive will be responsible for the full COBRA premium. During the

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period over which the Company pays Executive Consulting and Separation Payments, the Company will reduce the Consulting and Separation Payments by Executive’s share of the COBRA premium. A COBRA letter will follow and provide details. If the Executive does not timely elect to continue health and/or dental insurance coverage through COBRA, then these benefits will be canceled. The Executive’s acceptance of other employment and coverage under another employer’s health plans will result in her (and her dependents) no longer being eligible for continued medical and dental coverage under COBRA.

The Executive may be subject to federal and state tax on the value of these coverages.

401(k) Plan and Lost Benefit Plan

From and after the Separation Date, the Executive will cease to be eligible for, and may no longer contribute to, or earn benefits under, the Company’s 401K Savings Plan (the “401(k) Plan”). All payments to be made to the Executive under the 401(k) Plan will be made in accordance with the terms and conditions of the 401(k) Plan. The Executive will not receive any 401(k) Lost Benefit Plan benefit for 2010.

Equity Awards

The Executive may retain her vested stock and stock options and will have three months after the Separation Date in which to exercise any vested and outstanding stock options. From and after the Separation Date, the Executive will forfeit all of her unvested stock awards and unvested stock options in accordance with the terms of the Company’s 2007 Long-Term Incentive Plan.

Nothing in this Agreement or this Appendix A is intended to be tax advice and the Company recommends that the Executive discuss her personal tax situation with her tax advisor.

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APPENDIX B

GENERAL RELEASE AND AGREEMENT NOT TO SUE

1.	Released Parties. As used in this Agreement and in this Appendix B, “Released Parties” means (a) Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), (b) all of the Company’s subsidiaries and affiliates, and (c) all past and present officers, directors, agents, employees, employee benefit plans (and their sponsors, fiduciaries and administrators), insurers, and attorneys of any of the entities described in the immediately preceding clauses (a) and (b).

2.	Release and Agreement Not to Sue.

a.	In return for the consideration from the Company described herein, the Executive, on behalf of herself and her agents, representatives, attorneys, assigns, heirs, executors, and administrators, releases each of the Released Parties from, and agrees not to bring any action, suit, or proceeding against any of the Released Parties regarding, any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type (collectively, “Claims”), relating to any act, failure to act, or event that occurred up to and including the date on which the Executive signs this Agreement expressly excluding claims based upon this Agreement, including, without limitation, all Claims arising out of or in connection with the Executive’s employment or separation of employment with the Company, and including but not limited to:

i.	any and all Claims for violation of any federal, state or local law, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the False Claims Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Illinois Human Rights Act, and the Illinois Wage Payment and Collection Act;

ii.	any and all Claims for wrongful or retaliatory discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation or fraud, negligent or intentional. interference with contract or prospective economic advantage, defamation, negligence, personal injury, invasion of privacy, false imprisonment, conversion, or any other remuneration; and/or any other contract or tort claim;

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iii.	any and all Claims arising out of any constitutional provision, statute, law, ordinance, executive order, or regulation relating to employment, termination of employment, or discrimination or retaliation in employment;

iv.	any and all Claims for violation of any written or unwritten contract, agreement, policy, benefit plan, retirement or pension plan, option plan, severance plan, or covenant of any kind, or failure to pay wages, bonuses, employee benefits, other compensation, attorneys’ fees, damages, or any other remuneration; and/or

v.	any and all Claims for attorneys’ fees and costs.

b.	The Executive affirms that as of the time she signed this Agreement, no Claim, action or proceeding covered by Section 2(a) was pending against any of the Released Parties.

3.	Executive’s Right to Revoke Release of Age Discrimination Claims. The Executive has the right to revoke her release of claims under the Age Discrimination in Employment Act described in Section 2(a) of this General Release and Agreement Not to Sue (the “ADEA Release”) for up to seven days after the Executive signs this Agreement (the “Revocation Period”). In order to do so, the Executive must sign and send a written notice of the decision to revoke the ADEA Release, addressed as provided in Section 17 of the Agreement, and that written notice must be received by the Company no later than the eighth day after the Executive signed this General Release and Agreement Not to Sue. If the Executive revokes the ADEA Release, she will not be entitled to any of the consideration from the Company described in Appendix A; provided, however, that the Executive shall not forfeit any vested benefits or any accrued but unpaid base salary or vacation.

/s/ Deborah A. Wensel
Deborah A. Wensel

Date: September 7, 2010

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